Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our reports dated March 27, 2009, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., included in the 2009 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991
(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325
(3)	Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-02089
(4)	Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-24259
(5)	401 (k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-29847
(6)	401 (k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8 File No. 333-44659
(7)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965
(8)	Wal-Mart Stores, Inc. Stock Incentive Plan of 1998	Form S-8 File No. 333-60329
(9)	The ASDA Colleague Share Ownership Plan	Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan
The ASDA Group PLC Sharesave Scheme
The ASDA 1984 Executive Share Option Scheme
The ASDA 1994 Executive Share Option Scheme
(10)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501
(11)	Wal-Mart Profit Sharing and 401 (k) Plan	Form S-8 File No. 333-109421
(12)	Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(13)	Wal-Mart Puerto Rico Profit Sharing and 401 (k) Plan	Form S-8 File No. 333-109414
(14)	ASDA Colleague Share Ownership Plan 1999 and ASDA Sharesave Plan 2000	Form S-8 File No. 333-107439
(15)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2005	Form S-8 File No. 333-128204
(16)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 ASR File No. 333-156724

of our reports dated March 27, 2009, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., incorporated herein by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. for the year ended January 31, 2009.

/s/ Ernst & Young LLP

Rogers, Arkansas
March 27, 2009